                                                                     EXHIBIT 3.5


                           CERTIFICATE OF AMENDMENT

                                      OF

                       THE CERTIFICATE OF INCORPORATION

                                      OF

                       PRICE COMMUNICATIONS CORPORATION

         (Under Section 805 of the New York Business Corporation Law)

                    ---------------------------------------

              It is hereby certified that:

              1. The name of the corporation is PRICE COMMUNICATIONS CORPORATION (the "Corporation").

              2. The Certificate of Incorporation of the Corporation was filed by the Department of State on August 1, 1979.

              3. The amendment of the Certificate of Incorporation effected hereby is as follows: To amend the introductory paragraph of Section 4(b) and Subsection (i) of Section 4(b) of Article FOURTH, Paragraph E, and Subsection
(i) of Section 4(b) of Article FOURTH, Paragraph F, of the Certificate of Incorporation of the Corporation, pursuant to the authorization contained in the Certificate of Incorporation of the Corporation.

              4. To accomplish the foregoing amendment, Paragraphs E and F of Article FOURTH of the Certificate of Incorporation of the Corporation, relating to the Preferred Stock of the Corporation, are hereby stricken in their entirety, and the following new Paragraphs E and F are hereby substituted in lieu thereof:

                                      E.

                           SERIES A PREFERRED STOCK
                           ------------------------

                   Pursuant to the authority granted to and vested in the
              Board of Directors in accordance with the provisions of the Certificate of Incorporation, the Board of Directors has authorized a separate series of the Corporation's Preferred Stock, par value $.01 per share, and has stated the designation and number of shares, and has fixed the relative rights, preferences, privileges,
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              powers and restrictions thereof as follows:

                      (1) Designation and Amount. The designation of this
                          ----------------------
              series, which consists of Seven Hundred Twenty-Eight Thousand One Hundred Thirty-Three (728,133) shares of Preferred Stock, is Series A Preferred Stock (the "Series A Preferred Stock").

                      (2) Rank. The Series A Preferred Stock shall rank (i)
                          ----
              senior to the Corporation's Common Stock, par value $.01 per share (the "Common Stock") with respect to the Liquidation Preference described in Section (8) below; (ii) pari passu with the
                                                   ---- -----
              Corporation's Common Stock as to dividends and (except as set forth in clause (i) above) distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary; (iii) senior as to dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to any class or series of capital stock established by the Corporation after the date hereof, the terms of which specifically shall provide that such shares rank junior to the Series A Preferred Stock (the "Junior Securities"); (iv) junior as to dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to any class or series of capital stock established by the Corporation after the date hereof, the terms of which specifically shall provide that such shares rank senior to the Series A Preferred Stock (the "Senior Securities"); and (v) pari passu as to dividends and
                                            ---- -----
              distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, with the Corporation's Series B Preferred Stock and with any class or series of capital stock established by the Corporation after the date hereof that does not constitute Junior Securities or Senior Securities (the "Pari Passu Securities").
                               ---- -----

                      (3) Dividends. Other than dividends payable in respect of
                          ---------
              a Change of Control Event (as that term is defined below) in which event the provisions of Section (4) below shall govern, the holders of the Series A Preferred Stock shall receive dividends paid in cash or property (excluding Common Stock of the Corporation), at the rate of one percent (1% ) per share of Series A Preferred Stock of the dividends that are payable with respect to a share of the Corporation's Common Stock.

                      (4) Redemption.
                          ----------
                            (a) The Corporation shall redeem all shares of
              Series A Preferred Stock immediately upon the occurrence of a "Change of Control Event," which defined term shall mean ( i) a merger or consolidation of the

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              Corporation, the sale or exchange of all or substantially all of the Corporation's assets, or the occurrence of any other transaction or event, as a result of which the holders of Common Stock receive at least $22.00 per share in cash, property and/or securities; or (ii) the acquisition by any person, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of voting securities of the Corporation with the result that more than 50% of the voting power of the securities of the Corporation then outstanding and entitled to vote for directors of the Corporation is held by such person, entity or group (the date on which the acquisition triggering this clause (ii) occurs being herein referred to as the "Acquisition Date"), provided the market value of the Common Stock of the Corporation upon the Acquisition Date is at least $22.00 per share (the amount per share received by holders of Common Stock in cash, property and/or securities, with any such property or securities being valued for purposes hereof at the fair market value thereof as provided below, or the market price per share of Common Stock described above being referred to as the "Transaction Price"). Upon the occurrence of a Change of Control Event, the Corporation shall redeem all shares of Series A Preferred Stock and shall immediately pay to each holder of Series A Preferred Stock, in cash (or, in the event all or a portion of the amount received by holders of Common Stock consists of securities or property, a pro rata payment of such securities or property), a payment per each share of the Series A Preferred Stock equal to the sum of 25% of the excess of the Transaction Price per share (up to $32.00) over $9.125, 50% of the excess of the Transaction Price per share (up to $42.00) over $32.00, 100% of the excess of the Transaction Price per share (up to $52.00) over $42.00, and 125% of the excess of the Transaction Price per share over $52.00.

                                (i) The fair market value of securities or
              property received by holders of the Corporation's Common Stock as a result of a transaction or event described in Section (4)(a)(i) above shall be determined as follows: No later than 30 days (or as soon thereafter as is practicable) before the effective date of any such transaction or event, the Corporation shall notify the holders of the Corporation's Series A Preferred Stock in writing that (a) the Board of Directors of the Corporation wishes to make the determination of the fair market value of such property or securities, setting forth the estimate of the Board of Directors of the fair market value of such property or securities; or (b) the Board of Directors does not wish to determine such fair market value, in which event the Corporation's notice shall contain the name of a top-rank nationally recognized investment banking firm which the Corporation proposes to determine such fair market value by appraisal. The holders of the Series A Preferred Stock shall, at any time on or before 15 days after such holders' receipt of the Corporation's notice as aforesaid, provide the

              Corporation with written notice containing either (a) their agreement that the Board of Directors shall determine the fair market value of such property or securities, in which event the determination of the Board of Directors of such fair market value shall be final and binding; or (b) their agreement to the determination of such fair market value by the investment banking firm proposed by the Board of Directors of the Corporation, in which event the determination of such firm shall be final and binding; or (c) the name of a second top-rank nationally recognized investment banking firm to perform such appraisal, in which event the fair market value of such property or securities shall be deemed to be the average of the fair market values determined by such investment banking firms, which determination shall be final and binding. If the Corporation shall fail to give a notice as aforesaid, the fair market value of such property or securities shall be determined by the investment banking firm named by the holders of the Series A Preferred Stock; if such holders fail to give a notice as aforesaid, such fair market value shall be determined by the Board of Directors of the Corporation or the investment banking firm named by the Corporation as specified in the notice given by the Corporation. The determination of the fair market value of such property or securities shall be made at such time prior to the effectiveness of the transaction or event described in Section (4)(a)(i) above as the Board of Directors of the Corporation or the investment banking firm or firms making such determination, as the case may be, shall deem appropriate, based on the information reasonably available at the time of such determination. The fees of such investment banking firms shall be borne by the Corporation.

                                (ii) The market value of the Corporation's
              Common Stock for purposes of Section (4)(a)(ii) above shall be the higher of (a) the average Market Price (as defined below) of the Corporation's Common Stock during any period of ten consecutive trading days selected by the holders of the Series A Preferred Stock during the 30 trading days immediately preceding the Acquisition Date, or (b) the average fair market value per share of the cash, securities and/or property paid by the acquiring person, entity or group for the shares of the Corporation's Common Stock. The fair market value of any property or securities paid as all or part of the consideration by any such acquiring person, entity or group shall be determined as follows: No later than 15 days after the date on which any such person, entity or group becomes the holder of 50% or more of the voting power of the voting securities of the Corporation as described in Section
              (4)(a)(ii) above, the Corporation shall notify the holders of the Series A Preferred Stock in writing that (a) the Board of Directors of the Corporation has determined the fair market value of such property or securities, setting forth the fair market value so determined; or (b) the Board of Directors does not wish to determine such fair market value, in which event the Corporation's notice shall contain the name of a top-rank nationally recognized investment banking firm which the Corporation proposes to determine such fair market value by appraisal. The holders of the Series A Preferred Stock shall, at any time on or before 15 days after such holders' receipt of the Corporation's notice provide the Corporation with written notice containing either (a) their agreement to the fair market value determined by the Board of Directors, in which event such determination shall be final and binding; or (b) their agreement to the determination of such fair market value by the investment banking firm proposed by the Board of Directors of the Corporation, in which event the determination of such firm shall be final and binding; or (c) the name of a second top-rank nationally recognized investment banking firm to perform such appraisal, in which event the fair market value of such property or securities shall be deemed to be the average of the fair market values determined by such investment banking firms, which determination shall be final and binding. If the Corporation shall fail to give a notice as aforesaid, the fair market value of such property or securities shall be determined by the investment banking firm named by the holders of the Series A Preferred Stock; if such holders fail to give a notice as aforesaid, such fair market value shall be determined by the Board of Directors of the Corporation or the investment banking firm named by the Corporation, as specified in the notice given by the Corporation. The fees of such investment banking firms shall be borne by the Corporation.

                                (iii) As referred to herein, the "Market Price"
              of the Corporation's Common Stock shall mean, as of any date, the mean between the high and low sales prices on the applicable date, or if no sales price is available for such date, the mean between the closing bid and asked prices for such date, of a share of Common Stock (a) as reported by the principal national securities exchange in the United States on which it is then traded, or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not readily tradeable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Market Price shall be set by the Board of Directors on the advice of a top-ranked nationally recognized investment banking firm in good faith.

                            (b) The Corporation shall redeem any outstanding
              shares of Series A Preferred Stock held by a holder of Series A Preferred Stock employed by the Corporation (the "Employee") immediately upon the written request of such Employee or the death or termination of employment of such Employee (provided such written request, death or termination of employment occurs prior to a Change of Control Event), in the following manner:

                                (i) If (a) an Employee is terminated because of
              death or disability (as such term is described in Section
              (4)(b)(iv)(B) below); or (b) such Employee is terminated by the Corporation not for cause (as such term is described in Section
              (4)(b)(iv)(C) below); or (c) such Employee retires from the Corporation at any time subsequent to any period of 10 consecutive trading days at any time prior to such retirement during which period the average Market Price of the Corporation's Common Stock equals or exceeds $15.00 per share; or (d) such Employee delivers a written request to the Corporation subsequent to any period of 10 consecutive trading days at any time prior to such request during which period the average Market Price of the Corporation's Common Stock equals or exceeds $22.00 per share, then, in any such event, the Corporation shall immediately redeem the Series A Preferred Stock held by such Employee at its fair market value at the time of such termination of employment , as determined by appraisal (as calculated in Section (4)(b)(iv)(A) below).

                                (ii) If the Employee's employment with the
              Corporation terminates for any reason except as described in Section (4)(b)(i) above, the Corporation shall immediately redeem the Series A Preferred Stock held by such Employee at the lower of the price paid to the Corporation for the shares of Series A Preferred Stock upon the original issuance thereof or its fair market value at the time of such termination of employment, as determined by appraisal (as calculated in Article Section
              (4)(b)(iv)(A) below).

                                (iii) Any shares of Series A Preferred Stock
              held by any direct or indirect transferee of an Employee shall be deemed held by such Employee for all purposes hereof, so that, without limitation, the shares of Series A Preferred Stock held by such transferee shall be redeemed upon the death or termination of employment of such Employee as aforesaid.

                                (iv) For purposes of Sections (4)(b)(i) and
                  (4)(b)(ii) above, the following terms apply.

                                        (A)  Appraisal.  The appraised fair
              market value of the Series A Preferred Stock shall be determined by a top-rank nationally recognized investment banking firm mutually agreed upon by the Corporation and the holders of the Series A Preferred Stock (or, in the event of death, any such holder's representatives). In the event that such parties are unable to agree upon such an investment banking firm within 30 days after the Employee's termination of employment or, in the event of his death, the qualification of his personal representatives, such appraised fair market value shall be the average of the fair market values of the Series A Preferred Stock determined by two top-rank nationally recognized investment banking firms, one selected by the Corporation and the other by the holders of Series A Preferred Stock (or in the event of death, by such holder's personal representatives), or if either party fails to make such designation within 15 days after the aforesaid 30-day period, the fair market value determined by the firm designated by the other party. Any such determination by an investment banking firm or firms as aforesaid shall be final and binding on the parties. The fees of each such firm shall be borne by the Corporation.

                                        (B) Disability. In the event the
              Corporation and the Employee are unable to agree within 30 days after the termination of employment of such holder whether such termination of employment was by reason of the Employee's disability, the question shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                        (C) Cause. The Corporation's termination
              of the Employee "for cause" shall mean the termination of the Employee upon (i) Employee's commission of any felony or any misdemeanor that involves fraud, moral turpitude or material loss to the Corporation or any subsidiary thereof or its business or reputation, (ii) Employee's embezzlement or misappropriation of funds or property of the Corporation or any subsidiary thereof,
              (iii) Employee's being sanctioned by state or federal authorities for material violation of laws, rules or regulations applicable to the Corporation's or any subsidiary's conduct of its business or
              (iv) Employee's willful misconduct in the performance of his reasonably assigned duties and obligations to the Corporation which is materially adverse to the Corporation or any subsidiary thereof or such Employee's unreasonable neglect or refusal to perform reasonably assigned duties and obligations to the Corporation (unless significantly changed without his consent). No act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the action or omission was in the best interest of the Corporation.

                            (c) Any redemption of the Series A Preferred Stock
              by the Corporation under this Section (4) shall be made only out of funds legally available therefor. In the event that a redemption of the Series A Preferred Stock cannot be made in whole or in part because of lack of funds legally available for such redemption, the Corporation shall redeem as many shares of Series A Preferred Stock as possible, selected on a pro rata basis among the holders of Series A Preferred Stock, at the time provided for herein and the balance of the Series A Preferred Stock shall be redeemed at the earliest time or times that funds become legally available for such purpose. If funds are not legally available to make any redemption required under Section (4) above, the Corporation and the holders of Series A Preferred Shares shall promptly agree in good faith upon alternative means to provide the holders of Series A Preferred Shares with substantially the same after-tax benefit which such holders would have received if such redemption had been permitted. Without limiting the provisions of the immediately preceding sentence hereof, if the Corporation fails to provide payment of the redemption price within 60 days after the date on which the transaction or event triggering the redemption obligation occurs (whether as a result of the lack of legally available funds or otherwise, and without limiting the rights and remedies of the holders of Series A Preferred Stock), (i) the redemption price shall accrue interest at a rate of 6% per annum from the expiration of such 60-day period, and (ii) the Corporation shall be prohibited from paying any dividends on any Junior Securities or Pari Passu Securities until such redemption payments have been
                 ---- -----
              made to the holders of Series A Preferred Stock as required under
              Section 4.

                      (5) No Sinking Fund. The shares of Series A Preferred
                          ---------------
              Stock shall not be subject to the operation of a sinking fund.

                      (6) No Conversion. Holders of Series A Preferred Stock
                          -------------
              shall not have any rights to convert their shares of Series A Preferred Stock into Common Stock or any other securities of the Corporation.

                      (7) Voting Rights. The holders of the shares of Series A
                          -------------
              Preferred Stock shall be entitled to vote on all matters upon which the holders of Common Stock are entitled to vote, with each share of Series A Preferred Stock entitling the holder thereof to one vote per share of Series A Preferred Stock held. Except as is expressly provided by the Business Corporation Law of the State of New York (the "BCL"), the holders of the Series A Preferred Stock and the Corporation's Common Stock shall vote as a single class.

                      To the extent that under the BCL holders of the Series A
              Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Series A Preferred Stock held. Holders of the Series A Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the BCL.

                      (8)  Liquidation Preference.
                           ----------------------

                            (a) If the Corporation shall commence a voluntary
              case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series A Preferred Stock, shall have received the Liquidation Preference (as defined in Section (8)(c) below) with respect to each share. If upon the liquidation, dissolution or winding up of the Corporation the assets and funds available for distribution among the holders of the Series A Preferred Stock and holders of Pari Passu Securities
                                                          ---- -----
              shall be insufficient to permit the payment to such holders of the Liquidation Amount payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A Preferred Stock and the Pari Passu Securities shall be
                                               ---- -----
              distributed ratably among such shares in proportion to the ratio that the Liquidation Amount payable on each such share bears to the aggregate Liquidation Amount payable on all such shares.

                            (b) The Liquidation Amount shall mean the greater of
              (i) the amount payable pursuant to Section (4) above in the event the liquidation, dissolution or winding up constitutes a Change of Control Event, or (ii) the Liquidation Preference (as such term is defined in Section (8)(c) below).

                            (c) For purposes hereof, the "Liquidation
              Preference" with respect
              to the Series A Preferred Stock shall mean a liquidation distribution at the rate of one percent (1%) per share of Series A Preferred Stock of the liquidation distribution which would be payable (but for the distribution to the holders of the Series A Preferred Stock under this Section (8) and for the distribution to the holders of the Corporation's Series B Preferred Stock) per each share of Common Stock. Upon any liquidation, dissolution or winding up of the Corporation, without limiting the provisions of Section (8)(a) above, the holders of Series A Preferred Stock shall be entitled to payment in full of the Liquidation Preference prior to any distribution in respect of the Corporation's Common Stock or Junior Securities.

                      (9) Antidilution. In the event of any reorganization,
                          ------------
              recapitalization, reclassification, stock dividend, stock split or similar event affecting the Corporation's Common Stock, the Board of Directors of the Corporation shall make an appropriate adjustment in the dividend, redemption, voting and liquidation rights regarding the Series A Preferred Stock referred to in Sections (3), (4), (7) and (8) above.

                      (10) No Preemptive Rights. The holders of the Series A
                           --------------------
              Preferred Stock of the Corporation shall have no preemptive rights with respect to issuance of Common Stock or any other class of equity shares of the Corporation, nor with respect to the granting by the Corporation of rights or options to purchase its equity shares of any class or the issuance of shares or other securities convertible into or carrying rights or options to purchase its equity shares of any class. Nothing in this Certificate of Amendment purports to create preemptive rights in any other class of securities authorized and issued by the Corporation.

                      (11)  Protective Provisions.

                            (a) So long as shares of Series A Preferred Stock
              are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the BCL) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

                                 (i) Alter or change the rights, preferences or
              privileges of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock;

                                 (ii) Increase the authorized number of shares
              of Series A Preferred Stock; or

                                 (iii)  Do any act or thing not authorized or
              contemplated by
              this Certificate of Amendment which would result in taxation of the holders of shares of the Series A Preferred Stock under
              Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

                            (b) Any determination or other action by the holders
              of Series A Preferred Stock shall be made by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, which determination or action shall be final and binding on all such holders.

                                      F.

                           SERIES B PREFERRED STOCK
                           ------------------------

                      Pursuant to the authority granted to and vested in the
              Board of Directors in accordance with the provisions of the Certificate of Incorporation, the Board of Directors has authorized a separate series of the Corporation's Preferred Stock, par value $.01 per share, and has stated the designation and number of shares, and has fixed the relative rights, preferences, privileges, powers and restrictions thereof as follows:

                      (1) Designation and Amount. The designation of this
                          ----------------------
              series, which consists of Three Hundred Sixty-Four Thousand Sixty-Six (364,066) shares of Preferred Stock, is Series B Preferred Stock (the "Series B Preferred Stock").

                      (2) Rank. The Series B Preferred Stock shall rank (i)
                          ----
              senior to the Corporation's Common Stock, par value $.01 per share (the "Common Stock") with respect to the Liquidation Preference described in Section (8) below; (ii) pari passu with the
                                                   ---- -----
              Corporation's Common Stock as to dividends and (except as set forth in clause (i) above) distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary; (iii) senior as to dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to any class or series of capital stock established by the Corporation after the date hereof, the terms of which specifically shall provide that such shares rank junior to the Series B Preferred Stock (the "Junior Securities"); (iv) junior as to dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to any class or series of capital stock established by the Corporation after the date hereof, the terms of which specifically shall provide that such shares rank senior to the Series B Preferred Stock (the "Senior Securities"); and (v) pari passu as to dividends and
                                            ---- -----
              distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, with the Corporation's Series A Preferred Stock and with any class or series of capital stock established by the Corporation after the date hereof that does not constitute Junior Securities or Senior Securities (the "Pari Passu Securities").
                                                    ---- -----

                      (3) Dividends. Other than dividends payable in respect of
                          ---------
              a Change of Control Event (as that term is defined below) in which event the provisions of Section (4) below shall govern, the holders of the Series B Preferred Stock shall receive dividends paid in cash or property (excluding Common Stock of the Corporation), at the rate of one percent (1% ) per share of Series B Preferred Stock of the dividends that are payable with respect to a share of the Corporation's Common Stock.

                      (4) Redemption.
                          ----------

                            (a) The Corporation shall redeem all shares of
              Series B Preferred Stock immediately upon the occurrence of a "Change of Control Event," which defined term shall mean ( i) a merger or consolidation of the Corporation, the sale or exchange of all or substantially all of the Corporation's assets or the occurrence of any other transaction or event, as a result of which the holders of Common Stock receive at least $15.00 per share in cash, property and/or securities; or (ii) the acquisition by any person, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of voting securities of the Corporation with the result that more than 50% of the voting power of the securities of the Corporation then outstanding and entitled to vote for directors of the Corporation is held by such person, entity or group (the date on which the acquisition triggering this clause (ii) occurs being herein referred to as the "Acquisition Date"), provided the market value of the Common Stock of the Corporation upon the Acquisition Date is at least $15.00 per share (the amount per share received by holders of Common Stock in cash, property and/or securities, with any such property or securities being valued for purposes hereof at the fair market value thereof as provided below, or the market price per share of Common Stock described above being referred to as the "Transaction Price"). Upon the occurrence of a Change of Control Event, the Corporation shall redeem all shares of Series B Preferred Stock and shall immediately pay to each holder of Series B Preferred Stock, in cash (or, in the event all or a portion of the amount received by holders of Common Stock consists of securities or property, a pro rata payment of such securities or property), a payment per each share of the Series B Preferred Stock equal to 100% of the excess of the Transaction Price per share over $10.00.

                                 (i)  The fair market value of securities or
              property received by
              holders of the Corporation's Common Stock as a result of a transaction or event described in Section (4)(a)(i) above shall be determined as follows: No later than 30 days (or as soon thereafter as is practicable) before the effective date of any such transaction or event, the Corporation shall notify the holders of the Corporation's Series B Preferred Stock in writing that (a) the Board of Directors of the Corporation wishes to make the determination of the fair market value of such property or securities, setting forth the estimate of the Board of Directors of the fair market value of such property or securities; or (b) the Board of Directors does not wish to determine such fair market value, in which event the Corporation's notice shall contain the name of a top-rank nationally recognized investment banking firm which the Corporation proposes to determine such fair market value by appraisal. The holders of the Series B Preferred Stock shall, at any time on or before 15 days after such holders' receipt of the Corporation's notice as aforesaid, provide the Corporation with written notice containing either (a) their agreement that the Board of Directors shall determine the fair market value of such property or securities, in which event the determination of the Board of Directors of such fair market value shall be final and binding; or (b) their agreement to the determination of such fair market value by the investment banking firm proposed by the Board of Directors of the Corporation, in which event the determination of such firm shall be final and binding; or (c) the name of a second top-rank nationally recognized investment banking firm to perform such appraisal, in which event the fair market value of such property or securities shall be deemed to be the average of the fair market values determined by such investment banking firms, which determination shall be final and binding. If the Corporation shall fail to give a notice as aforesaid, the fair market value of such property or securities shall be determined by the investment banking firm named by the holders of the Series B Preferred Stock; if such holders fail to give a notice as aforesaid, such fair market value shall be determined by the Board of Directors of the Corporation or the investment banking firm named by the Corporation as specified in the notice given by the Corporation. The determination of the fair market value of such property or securities shall be made at such time prior to the effectiveness of the transaction or event described in Section
              (4)(a)(i) above as the Board of Directors of the Corporation or the investment banking firm or firms making such determination, as the case may be, shall deem appropriate, based on the information reasonably available at the time of such determination. The fees of such investment banking firms shall be borne by the Corporation.

                                 (ii) The market value of the Corporation's
              Common Stock for purposes of Section (4)(a)(i) above shall be the higher of (a) the average Market Price (as defined below) of the Corporation's Common Stock during any period of ten consecutive trading days selected by the holders of the Series

              B Preferred Stock during the 30 trading days immediately preceding the Acquisition Date, or (b) the average fair market value per share of the cash, securities and/or property paid by the acquiring person, entity or group for the shares of the Corporation's Common Stock. The fair market value of any property or securities paid as all or part of the consideration by any such acquiring person, entity or group shall be determined as follows:
              No later than 15 days after the date on which any such person, entity or group becomes the holder of 50% or more of the voting power of the voting securities of the Corporation as described in Section (4)(a)(ii) above, the Corporation shall notify the holders of the Series B Preferred Stock in writing that (a) the Board of Directors of the Corporation has determined the fair market value of such property or securities, setting forth the fair market value so determined; or (b) the Board of Directors does not wish to determine such fair market value, in which event the Corporation's notice shall contain the name of a top-rank nationally recognized investment banking firm which the Corporation proposes to determine such fair market value by appraisal. The holders of the Series B Preferred Stock shall, at any time on or before 15 days after such holders' receipt of the Corporation's notice provide the Corporation with written notice containing either (a) their agreement to the fair market value determined by the Board of Directors, in which event such determination shall be final and binding; or (b) their agreement to the determination of such fair market value by the investment banking firm proposed by the Board of Directors of the Corporation, in which event the determination of such firm shall be final and binding; or (c) the name of a second top-rank nationally recognized investment banking firm to perform such appraisal, in which event the fair market value of such property or securities shall be deemed to be the average of the fair market values determined by such investment banking firms, which determination shall be final and binding. If the Corporation shall fail to give a notice as aforesaid, the fair market value of such property or securities shall be determined by the investment banking firm named by the holders of the Series B Preferred Stock; if such holders fail to give a notice as aforesaid, such fair market value shall be determined by the Board of Directors of the Corporation or the investment banking firm named by the Corporation, as specified in the notice given by the Corporation. The fees of such investment banking firms shall be borne by the Corporation.

                                 (iii) As referred to herein, the "Market Price"
              of the Corporation's Common Stock shall mean, as of any date, the mean between the high and low sales prices on the applicable date, or if no sales price is available for such date, the mean between the closing bid and asked prices for such date, of a share of Common Stock (a) as reported by the principal national securities exchange in the United States on which it is then traded, or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not readily tradeable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Market Price shall be set by the Board of Directors on the advice of a top-ranked nationally recognized investment banking firm in good faith.

                            (b) The Corporation shall redeem any outstanding
              shares of Series B Preferred Stock held by a holder of Series B Preferred Stock employed by the Corporation (the "Employee") immediately upon the written request of such Employee or the death or termination of employment of such Employee (provided such written request, death or termination of employment occurs prior to a Change of Control Event), in the following manner:

                                 (i) If (a) an Employee is terminated because of
              death or disability (as such term is described in Section
              (4)(b)(iv)(B) below); or (b) such Employee is terminated by the Corporation not for cause (as such term is described in Section
              (4)(b)(iv)(C) below); or (c) such Employee retires from the Corporation at any time subsequent to any period of 10 consecutive trading days at any time prior to such retirement during which period the average Market Price of the Corporation's Common Stock equals or exceeds $15.00 per share; or (d) such Employee delivers a written request to the Corporation subsequent to any period of 10 consecutive trading days at any time prior to such request during which period the average Market Price of the Corporation's Common Stock equals or exceeds $15.00 per share, then, in any such event, the Corporation shall immediately redeem the Series B Preferred Stock held by such Employee at its fair market value at the time of such termination of employment, as determined by appraisal (as calculated in Section (4)(b)(iv)(A) below).

                                 (ii) If the Employee's employment with the
              Corporation terminates for any reason except as described in Section (4)(b)(i) above, the Corporation shall immediately redeem the Series B Preferred Stock held by such Employee at the lower of the price paid to the Corporation for the shares of Series B Preferred Stock upon the original issuance thereof or its fair market value at the time of such termination of employment, as determined by appraisal (as calculated in Article Section
              (4)(b)(iv)(A) below).

                                 (iii) Any shares of Series B Preferred Stock
              held by any direct or indirect transferee of an Employee shall be deemed held by such Employee for all purposes hereof, so that, without limitation, the shares of

              Series B Preferred Stock held by such transferee shall be redeemed upon the death or termination of employment of such Employee as aforesaid.

                                 (iv) For purposes of Sections (4)(b)(i) and
              (4)(b)(ii) above, the following terms apply.

                                        (A)  Appraisal.  The appraised fair
              market value of the Series B Preferred Stock shall be determined by a top-rank nationally recognized investment banking firm mutually agreed upon by the Corporation and the holders of the Series B Preferred Stock (or, in the event of death, any such holder's representatives). In the event that such parties are unable to agree upon such an investment banking firm within 30 days after the Employee's termination of employment or, in the event of his death, the qualification of his personal representatives, such appraised fair market value shall be the average of the fair market values of the Series B Preferred Stock determined by two top-rank nationally recognized investment banking firms, one selected by the Corporation and the other by the holders of Series B Preferred Stock (or in the event of death, by such holder's personal representatives), or if either party fails to make such designation within 15 days after the aforesaid 30-day period, the fair market value determined by the firm designated by the other party. Any such determination by an investment banking firm or firms as aforesaid shall be final and binding on the parties. The fees of each such firm shall be borne by the Corporation.

                                        (B) Disability. In the event the
              Corporation and the Employee are unable to agree within 30 days after the termination of employment of such holder whether such termination of employment was by reason of the Employee's disability, the question shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                        (C) Cause. The Corporation's termination
              of the Employee "for cause" shall mean the termination of the Employee upon (i) Employee's commission of any felony or any misdemeanor that involves fraud, moral turpitude or material loss to the Corporation or any subsidiary thereof or its business or reputation, (ii) Employee's embezzlement or misappropriation of funds or property of the Corporation or any subsidiary thereof,
              (iii) Employee's being sanctioned by state or federal authorities for material violation of laws, rules or regulations applicable to the Corporation's or any subsidiary's conduct of its business or
              (iv) Employee's willful misconduct in the performance of his reasonably assigned duties and obligations to the Corporation which is materially adverse to the Corporation or any subsidiary thereof or such Employee's unreasonable neglect or refusal to perform reasonably assigned duties and obligations to the Corporation (unless significantly changed without his consent). No act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the action or omission was in the best interest of the Corporation.

                            (c) Any redemption of the Series B Preferred Stock
              by the Corporation under this Section (4) shall be made only out of funds legally available therefor. In the event that a redemption of the Series B Preferred Stock cannot be made in whole or in part because of lack of funds legally available for such redemption, the Corporation shall redeem as many shares of Series B Preferred Stock as possible, selected on a pro rata basis among the holders of Series B Preferred Stock, at the time provided for herein and the balance of the Series B Preferred Stock shall be redeemed at the earliest time or times that funds become legally available for such purpose. If funds are not legally available to make any redemption required under Section (4) above, the Corporation and the holders of Series B Preferred Shares shall promptly agree in good faith upon alternative means to provide the holders of Series B Preferred Shares with substantially the same after-tax benefit which such holders would have received if such redemption had been permitted. Without limiting the provisions of the immediately preceding sentence hereof, if the Corporation fails to provide payment of the redemption price within 60 days after the date on which the transaction or event triggering the redemption obligation occurs (whether as a result of the lack of legally available funds or otherwise, and without limiting the rights and remedies of the holders of Series B Preferred Stock),
              (i) the redemption price shall accrue interest at a rate of 6% per annum from the expiration of such 60-day period, and (ii) the Corporation shall be prohibited from paying any dividends on any Junior Securities or Pari Passu Securities until such redemption
                                   ---- -----
              payments have been made to the holders of Series B Preferred Stock as required under Section (4).

                      (5) No Sinking Fund. The shares of Series B Preferred
                          ---------------
              Stock shall not be subject to the operation of a sinking fund.

                      (6) No Conversion. Holders of Series B Preferred Stock
                          -------------
              shall not have any rights to convert their shares of Series B Preferred Stock into Common Stock or any other securities of the Corporation.

                      (7) Voting Rights. The holders of the shares of Series B
                          -------------
              Preferred Stock shall be entitled to vote on all matters upon which the holders of Common Stock are entitled to vote, with each share of Series B Preferred Stock entitling the holder thereof to one-half vote per share of Series B

              Preferred Stock held. Except as is expressly provided by the Business Corporation Law of the State of New York (the "BCL"), the holders of the Series B Preferred Stock and the Corporation's Common Stock shall vote as a single class.

                      To the extent that under the BCL holders of the Series B
              Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Series B Preferred Stock held. Holders of the Series B Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the BCL.

                      (8)  Liquidation Preference.
                           ----------------------

                            (a) If the Corporation shall commence a voluntary
              case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series B Preferred Stock, shall have received the Liquidation Preference (as defined in Section (8)(c) below) with respect to each share. If upon the liquidation, dissolution or winding up of the Corporation the assets and funds available for distribution among the holders of the Series B Preferred Stock and holders of Pari Passu Securities
                                                          ---- -----
              shall be insufficient to permit the payment to such holders of the Liquidation Amount payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among
                      ---- -----
              such shares in proportion to the ratio that the Liquidation Amount payable on each such share bears to the aggregate Liquidation Amount payable on all such shares.

                            (b) The Liquidation Amount shall mean the greater of
              (i) the amount payable pursuant to Section (4) above in the event the liquidation, dissolution or winding up constitutes a Change of Control Event, or (ii) the Liquidation Preference (as such term is defined in Section (8)(c) below).

                            (c) For purposes hereof, the "Liquidation
              Preference" with respect to the Series A Preferred Stock shall mean a liquidation distribution at the rate of one percent (1%) per share of Series B Preferred Stock of the liquidation distribution which would be payable (but for the distribution to the holders of the Series B Preferred Stock under this Section (8) and for the distribution to the holders of the Corporation's Series A Preferred Stock) per each share of Common Stock. Upon any liquidation, dissolution or winding up of the Corporation, without limiting the provisions of Section (8)(a) above, the holders of Series B Preferred Stock shall be entitled to payment in full of the Liquidation Preference prior to any distribution in respect of the Corporation's Common Stock or Junior Securities.

                      (9) Antidilution. In the event of any reorganization,
                          ------------
              recapitalization, reclassification, stock dividend, stock split or similar event affecting the Corporation's Common Stock, the Board of Directors of the Corporation shall make an appropriate adjustment in the dividend, redemption, voting and liquidation rights regarding the Series B Preferred Stock referred to in Sections (3), (4), (7) and (8) above.

                      (10) No Preemptive Rights. The holders of the Series B
                           --------------------
              Preferred Stock of the Corporation shall have no preemptive rights with respect to issuance of Common Stock or any other class of equity shares of the Corporation, nor with respect to the granting by the Corporation of rights or options to purchase its equity shares of any class or the issuance of shares or other securities convertible into or carrying rights or options to purchase its equity shares of any class. Nothing in this Certificate of Amendment purports to create preemptive rights in any other class of securities authorized and issued by the Corporation.

                      (11)  Protective Provisions.
                            ---------------------

                            (a) So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the BCL) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock:

                                 (i) Alter or change the rights, preferences or
              privileges of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock;

                                 (ii) Increase the authorized number of shares
              of Series B Preferred Stock; or

                                 (iii) Do any act or thing not authorized or
              contemplated by this Certificate of Amendment which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

                            (b) Any determination or other action by the holders
              of Series B Preferred Stock shall be made by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, which determination or action shall be final and binding on all such holders.

                  5. The manner in which the foregoing amendment of the Certificate of Incorporation was authorized is as follows: The Board of Directors of the Corporation authorized the amendment under the authority vested in said Board under the provisions of the Certificate of Incorporation and of
Section 502 of the Business Corporation Law, and such amendment was approved by the affirmative written consent of all of the issued and outstanding shares of Series A and Series B Preferred Stock of the Corporation.

                  IN WITNESS WHEREOF, we have subscribed this document on December 23, 1997 and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

                                        PRICE COMMUNICATIONS CORPORATION


                                        By:/s/
                                           ----------------------------
                                           Robert Price
                                           President



                                        By:/s/
                                           ----------------------------
                                           Kim I. Pressman
                                           Secretary